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                                                                   Exhibit 5.1

                                    July 17, 1997

Source Media, Inc.
8140 Walnut Hill Lane
Suite 1000
Dallas, Texas 75231

Dear Sirs:

     We have acted as counsel for Source Media, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 470,969 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), for issuance under the Company's 1995 Nonqualified Stock Option Plan for Non-Employee Directors and certain nonqualified stock options of the Company (collectively, the "Plans").

     We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission, relating to the registration of the Shares under the Securities Act.

     In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Plans, the Registration Statement and such corporate records of the Company, certificates of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed.
As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company who we believe to be responsible.

     Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued and delivered in accordance with the provisions of the Plans, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Respectfully submitted,

                                       THOMPSON & KNIGHT,
                                       A Professional Corporation



                                       By: /s/ DAVID L. EMMONS
                                           ------------------------------------
                                           David L. Emmons, Attorney